SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

THIS SECOND AMENDMENT dated as of October 22, 2015, to the Investment Advisory Agreement, dated as of October 23, 2009, as amended October 24, 2013 (the “Agreement”), entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and CONVERGENCE INVESTMENT PARTNERS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the Convergence Market Neutral Fund, as set forth on Amended Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Amended Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the Convergence Market Neutral Fund, to be effective at the time the Convergence Market Neutral Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	CONVERGENCE INVESTMENT
on behalf its series listed on Amended Schedule A	PARTNERS, LLC

By: /s/ John P. Buckel	By: /s/ David W. Schulz

Name: John P. Buckel	Name: David W. Schulz

Title: President	Title: President

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

CONVERGENCE INVESTMENT PARTNERS, LLC

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Convergence Core Plus Fund	1.00%
Convergence Opportunities Fund	1.00%
Convergence Market Neutral Fund	1.00%